EXHIBIT (a)(1)(P)

                                    [SLIDE]

                            DOMESTIC WORLDCOM GROUP
                         STOCK OPTION EXCHANGE PROGRAM
                                    OVERVIEW

                                 [LOGO] WORLDCOM

[NOTES]

>     Greeting and Introduction

> We're here today to learn about a new program called the Stock Option Exchange Program.

> As you know, our Company has always been proud of our ability to create outstanding shareholder value. You could say we wrote the book about shareholder value. However, during the extraordinary general and telecom market conditions we have been experiencing recently, this has been a challenge.

> As a Company, we needed to look at ways to balance preserving shareholder value while retaining our employee talent in a competitive market. We recognize that the driver of our Company's growth has always been you -- our employees.

> To help motivate you to continue to drive that growth, the Company is offering you the chance to restore the value of some previously-awarded stock options.

> Before we get into the details of the program, let's take a quick look at the current business climate.


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

                                     [SLIDE]

                                      1999
                                      2000
                                      2001
                   [GRAPHIC SHOWING CROOKED ARROW POINTING UP]

[LOGO] WORLDCOM(SM)

[NOTES]

> 1999, 2000, 2001 ... For the past three years, some common themes have cut deeply across all sectors of most every industry: volatile stock market conditions, acquisitions, down-turned economy, depressed stock prices, sacrifices, restructuring, change, the dot-com implosion, recession.

> WorldCom's reaction to this uncertain economic environment has been to buck many of the trends by remaining profitable, keeping core business lines stable,and attaining favorable growth in new business areas.

> Recently, our industry and our Company have faced enormous challenges. Yet, despite volatile economic conditions, WorldCom is well positioned for success.

> While we can't control the economy, or even the markets, by consistently striving to increase shareholder value, you can impact the company's bottom line, which in turn should affect your bottom line as an employee and a stockholder.

> Many of you have outstanding stock options with exercise prices significantly above recent trading prices of our WorldCom group stock. As mentioned, today, I am pleased to introduce the Stock Option Exchange Program. We believe this program will provide renewed incentives by creating a better opportunity to obtain value from some of your options.


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

[SLIDE]

STOCK OPTION EXCHANGE PROGRAM

o     The Program

o     Eligibility

o     Your Choices

o     Timelines

o     The Web Site

o     Next Steps

o     On the Move...Poised for Success

[LOGO] WORLDCOM(SM)

[NOTES]

>     So, let's talk about the new program.

> By now, eligible WorldCom group employees should have received an e-mail from Dennis Sickle, SVP Human Resources, announcing the program and the special web site created for participants. Today, I want to share a summary about the program, eligibility requirements, your choices, more about the web site, timelines and next steps.


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

[SLIDE]

STOCK OPTION EXCHANGE PROGRAM

o Provides the opportunity to restore the value of some of your previously-awarded and unexercised options

o     Exchange 1999 and 2000 outstanding options for a new option

o The new option will have the same number of shares; new exercise price and vesting schedule

[LOGO] WORLDCOM(SM)

[NOTES]

>     Here's how the Stock Option Exchange Program works:

> Eligible U.S. WorldCom group employees have the opportunity to cancel their outstanding stock options granted in 1999 and 2000.

> If you elect to participate, all of your outstanding 1999 and 2000 options will be cancelled after February 14, 2002. You elect to cancel and exchange all outstanding 1999 and 2000 shares - in other words, you cannot choose which ones to cancel.

> The replacement grant will have the same number of shares as the cancelled options.

> There will be a new exercise price and vesting schedule for the replacement grant/new option.

> For now, I will continue to share information about the Stock Option Exchange Program.


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

[SLIDE]

STOCK OPTION EXCHANGE PROGRAM

o     New options to be granted on "the replacement grant date"

      o First trading date at least six months and one day from date options cancelled

      o     Anticipated to be on or about August 15, 2002

o New option exercise price to equal closing sales price of WorldCom group stock on replacement grant date

o     Vesting one third each year, beginning January 1, 2003

[LOGO] WORLDCOM(SM)

[NOTES]

> The new option -- or replacement grant -- will have a new exercise or "strike" price. That price will be set on the first trading day that is at least six months and one day after the date we cancel the options accepted for exchange. We anticipate that will be on or about August 15, 2002. That date is determined by accounting considerations.

> Options granted in the Stock Option Exchange Program will vest and, subject to the provisions of the 1997 plan and the new stock option agreements, will be exercisable as follows: one-third (1/3) the number of shares covered by the new options on and after January 1, 2003, another one-third (1/3) of such shares on and after January 1, 2004, and the remaining one-third (1/3) of such shares on and after January 1, 2005.


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[SLIDE]

ELIGIBLE TO PARTICIPATE

o In general, current U.S. WorldCom group employees holding outstanding options originally granted under the 1997 WorldCom plan on:

      o     January 4, 1999

      o     January 18, 2000

      o     April 24, 2000

[LOGO] WORLDCOM(SM)

[NOTES]

> In general, current U.S. WorldCom group employees, who hold outstanding options which were originally granted under the 1997 plan on January 4, 1999, January 18, 2000 and April 24, 2000 are eligible to participate in the Stock Option Exchange Program.


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[SLIDE]

EXCLUDED FROM PARTICIPATION

o     The following are excluded from the program:

      o     WorldCom Board of Directors and executive officers

      o WorldCom group employees who are currently on a leave of absence that began prior to August 1, 2001

[LOGO] WORLDCOM (SM)

[NOTES]

>     Excluded from participating in the Stock Option Exchange Program are:

      o     The WorldCom Board of Directors and executive officers.

      o WorldCom group employees who are currently on a leave of absence that began prior to August 1, 2001.


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

[SLIDE]

THE CHOICE IS YOURS

o     Voluntary exchange

o     You decide whether or not to participate

o     Weigh the opportunity and your future expectations

                                         [GRAPHIC OMITTED SHOWING PUZZLE PIECES]

[LOGO] WORLDCOM (SM)

[NOTES]

>     This program is completely voluntary.

> If you choose not to participate, you will retain your existing outstanding 1999 and 2000 options. Those options will remain unchanged, with their original exercise price and original terms.

> Eligible employees who do not participate in the Stock Option Exchange Program will not receive a stock option grant in 2002.


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

[SLIDE]

FAST FACTS ABOUT THE PROGRAM

o     Elect to participate online via special web site

o     February 14 deadline for final decision, no revocation after that

o     1999 and 2000 options cancelled, new options issued in August

o     Shares received equal to shares cancelled

o     Vest in thirds over three years, beginning January 1, 2003

o     Issue with new strike price on or about August 15, 2002

o Must remain employed by WorldCom group from election deadline through the replacement grant date

[LOGO] WORLDCOM (SM)

[NOTES]

>     Some information to keep in mind: review bullets.

> Note regarding the final bullet. An eligible employee must remain a WorldCom group employee from the cancellation deadline through the replacement grant date. If an employee transfers to the MCI group during this timeframe, he/she would no longer be considered eligible. If the employee transfers to MCI group following the replacement grant date, he/she would retain any applicable options.


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

[SLIDE]

TIMELINES

                                [GRAPHIC OMITTED SHOWING CALENDAR PAGES TURNING]

o     Now until February 14, 2002

      o     Review web site information; elect to participate

      o     Withdraw election during this timeframe

o     On or about August 15, 2002

      o     Replacement grant date

      o     Strike price established

o     January 1, 2003; January 1, 2004; January 1, 2005

      o     Vesting dates for each third of the new option shares

[LOGO] WORLDCOM (SM)

[NOTES]

>     Your timelines are fairly simple:

      o From now until February 14, 2002, go to the web site, review the information available there and make your election to participate. You also have the option to change your election up to February 14. The web site provides an option to withdraw an election prior to the deadline.

      o     On or about August 15, 2002 your replacement grant will be issued.

      o     Vesting will occur 1/3, 1/3 and 1/3 beginning January 1, 2003.

> You must remain employed with the WorldCom group from the election deadline through the replacement grant date. To remain eligible you cannot transfer to the MCI group prior to the replacement grant date.

>     The timeframes are driven by accounting considerations.


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

[SLIDE]

HOW IT COULD WORK ... BASED ON ASSUMPTIONS

o     1999 GRANT

      o     Grant Date:                                          January 4, 1999
      o     Shares outstanding under original stock option:                  386
      o     Current stock option exercise price:                        $45.1433

o     2000 GRANT

      o     Grant Date:                                         January 18, 2000
      o     Shares outstanding under original stock option:                  257
      o     Current stock option exercise price:                        $43.1243

o     NEW OPTION

      o     Replacement grant date:          On or about August 15, 2002, unless
                                                           the offer is extended
      o     Shares subject to new option(s):                                 643
      o     Vest 1/3 each year beginning 1/1/03

[LOGO] WORLDCOM (SM)

[NOTES]

> Sometimes it's easier to understand a new program when there is an example provided.

> The following is a representative example for a hypothetical employee. Your situation is likely to vary in significant respects. Think about the following assumptions - review chart on slide.

> Based on the assumptions here, for the sake of illustrating the Stock Option Exchange Program, we would cancel your original stock options after February 14, 2002.

      o On the replacement grant date, which would be on or about August 15, 2002, unless the offer is extended, you would receive new option(s) for 643 shares.

      o Your new exercise price would be equal to the closing sales price of WorldCom group stock as reported on The Nasdaq National Market on August 15.

      o Your new option(s) will vest and, subject to the provisions of the 1997 plan and the new stock option agreements, will be exercisable as follows: one-third (1/3) the number of shares covered by the new option(s) on and after January 1, 2003, another one-third (1/3) of such shares on and after January 1, 2004, and the remaining one-third (1/3) of such shares on and after January 1, 2005.


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

[SLIDE]

HOW IT COULD WORK ... BASED ON ASSUMPTIONS

o     1999 Grant

      o     Grant Date:                                          January 4, 1999
      o     Shares outstanding under original stock option:                 1857
      o     Current stock option exercise price:                        $45.1433

o     2000 Grant

      o     Grant Date:                                         January 18, 2000
      o     Shares outstanding under original stock option:                  412
      o     Current stock option exercise price:                        $43.1243

o     New Option

      o     Replacement grant date:          On or about August 15, 2002, unless
                                                           the offer is extended
      o     Shares subject to new option(s):                                2269
      o     Vest 1/3 each year beginning 1/1/03

[LOGO] WORLDCOM (SM)

[NOTES]

>     Here's another example:

> This is what the replacement grant might look like for an exempt employee who received a first-time grant in 1999 and a renewal grant in 2000 and has never exercised any options.

> His first-time grant options in 1999 are now 1,857 shares and the renewal in 2000 is 412 shares, for a total of 2,269 shares subject to new option.


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[SLIDE]

THE WEB SITE

                                             [GRAPHIC SHOWING COMPUTER TERMINAL]

o     http://stockoption2002.wcomnet.com

o     Review and/or print informational materials

o     Elect to participate or withdraw from the Stock Option Exchange Program

o     Receive confirmation e-mails generated through your activity on the site

o     Locate help contact information

[LOGO]WORLDCOM(SM)

[NOTES]

> We've developed a web-based tool to help you through the election process. As communicated in the memo from Human Resources, the url is: http://stockoption2002.wcomnet.com.

      o     Your TeamNet user id and password will be required for access.

      o     Access is limited to "eligible" employees.

> The site contains both instructional information on how to participate in the Stock Option Exchange Program, or how to withdraw your choice if you change your mind before February 14, 2002, as well as plan documents to use in making your choice.

> The site will automatically confirm your choices through an automated e-mail arriving to your WorldCom e-mail address within three business days of your election to participate.

> After you review the information located on the site, if you still have questions, you can contact the Stock Option Department through the numbers/information provided.

> If for some reason you are unable to use or access the web site, at your request, the Stock Option Department will mail to you copies of the documents so that you may participate in the Stock Option Exchange Program.


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[SLIDE]

WEB SITE: QUICK LOOK

                   [GRAPHIC SHOWING SCREEN AS DESCRIBED BELOW]

[LOGO]WORLDCOM
STOCK OPTION EXCHANGE PROGRAM

Welcome to the Stock Option Exchange Program web site. We are pleased to offer the opportunity for eligible WorldCom group employees to cancel their 1999 and 2000 stock option grants and receive new options, with a new exercise price, expiration date and vesting schedule. This voluntary program is designed to help restore the value of previously-awarded and unexercised options granted in 1999 and 2000 and to motivate employees, like you, who have demonstrated a commitment to the continued success of WorldCom. You can read all about this program by clicking on the titles below.

HELPFUL HINTS -- After you have read each document press the "X" in the upper right hand corner of your screen to continue.

In order to view or print these documents, please make sure you download and install Adobe Acrobat Reader version 5.0. To download Adobe Acrobat Reader, click HERE. Please follow the INSTRUCTIONS as given to properly install Adobe Acrobat Reader.

HOW THE EXCHANGE PROGRAM WORKS

HOW TO PARTICIPATE IN, OR WITHDRAW FROM, THE EXCHANGE PROGRAM

MORE INFORMATION ABOUT THE EXCHANGE PROGRAM

IF YOU HAVE QUESTIONS

LOGOUT

CURRENT EXCHANGE PROGRAM STATUS:

NAME                            DATE                    STATUS
Your Name Here                  15 Jan 2002             Election Not Received

[LOGO]WORLDCOM(SM)

[NOTES]

> Here's a a quick look at the web site home page that you will access for the Stock Option Exchange Program. (Note: point out sections just referenced.)

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[SLIDE]

                              ------------------------------------------
                                 Eligible employees access the Stock
                                      Option Exchange Web Site
                              ------------------------------------------
                                                  |
NEXT STEPS                                        |
                                                  V
                              ------------------------------------------
                                    Review informational material
                              ------------------------------------------
                                                  |
o     Reviewing the flow                          V
      of what you do          ------------------------------------------   --------------------------
      next...                             Determine if you                    No ... cancel out of
                                   will participate in the program      -->     web site, final
o     February 14 is the      ------------------------------------------      decision by Feb. 14
      key date                                    |                        --------------------------
                                                  V                                     |
o     Stock Option            ------------------------------------------                V
      Department for all      Yes... Use web site to submit Election to    --------------------------
      questions                   Participate by February 14, 2002              Existing options
                              ------------------------------------------       remain unchanged -
                                                  |                          original exercise price
                                                  V                                 and terms
                              ------------------------------------------   --------------------------
                                Receive system-generated confirmation
                              e-mail within three days of your election
                              ------------------------------------------
                                                  |
                                                  V
                              ------------------------------------------
                                 1999 and 2000 options cancelled after
                                         February 14, 2002
                              ------------------------------------------
                                                  |
                                                  V
                              ------------------------------------------
                                    New options issued on or about
                                          August 15, 2002
                              ------------------------------------------
                                                  |
                                                  V
                              ------------------------------------------
                                New options vest in thirds over three
                                  years beginning January 1, 2003
                              ------------------------------------------

[LOGO]WORLDCOM(SM)

[NOTES]

> Remember, should you have any questions, be sure to contact the Stock Option Department and make your final decision by February 14, 2002.

>     That gives you an overview of the Stock Option Exchange Program.


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

[SLIDE]

ON THE MOVE ... POISED FOR SUCCESS

o     Through the stock option programs, you become a shareholder
      o     Not only can you make things happen, you can share in the benefits

o     Our core lines of business are stabilizing

o     Successful introduction and growth of new services - VPN and Web Hosting

o     Solid growth of Internet, data and International

[LOGO]WORLDCOM(SM)

[NOTES]

> Through the stock option program, you become a shareholder. Not only can you make things happen, you can share in the benefits.

>     Your management team values you and believes in you.

> You have shared in the ups and downs of the Company. Now more than ever you have the ability to influence the future success of the Company through your continued investment of time, effort and commitment.

> But what continues to set us apart from the competition? What keeps us moving ahead? What will help us grow?

>     We are different from our competitors:

      o     We continue to maintain revenue, build profits.

      o Our year-over-year rate decline slowed dramatically, helping to make our core Voice and Private Line products stable.

      o Our core lines of business are the most stable that they have been in three years, providing us a strong base from which to build.

      o Our introduction and growth of VPN and Web Hosting has been successful.

            - Prompting us to build specialty sales groups to drive Internet, web hosting and local.

            - Using our lessons learned to build a base of prospects and roll-out through Majors.

      o Our International operations are poised to drive a favorable amount of growth.


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

[SLIDE]

WHAT SETS US APART?

o     We believe we have:
      o     The premier product set
      o     The broadest reach
      o     Superior sales and service
      o     The best employees

[LOGO]WORLDCOM(SM)

[NOTES]

>     Again, what sets us apart?

      o     The premier product set.

      o     The broadest reach.

      o     The best sales and service.

      o     And, most importantly, the best employees.

> Indications are that 2002 should be a turn-around year for the economy. Many of the start-ups that caused the price wars and capacity gluts are gone. WorldCom is ready to lead the way.

> Thank you again for helping to make all of this fact. We hope that the Stock Option Exchange Program provides you with additional incentive to keep us moving ahead and to make this a great year.


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

[SLIDE]

REMINDERS

o     February 14, 2002 at midnight EST is the deadline for electing;
      withdrawing

o     Review the Offer to Exchange and other documents carefully

o     For more information:
      o     Visit the web site, http://stockoption2002.wcomnet.com
      o     Contact the Stock Option Department:
            o     V-net 460-8001
            o     Toll-free 1-877-999-7780
            o     e-mail to: stock-options@wcom.com

[LOGO]WORLDCOM(SM)

[NOTES]

> Remember, the deadline to elect to participate -- or if you elect to participate and then later change your mind --the deadline to withdraw -- is midnight Eastern time on February 14, 2002.

> Review the Offer to Exchange and other documents carefully for complete details.

> If you have questions or need additional information, visit the Stock Option Exchange Program web site or contact the Stock Option Department via phone or e-mail.

>     Thank you for your attention today.


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